090403

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20170069414-14
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 02/15/2017 3:51 PM
	Entity Number C6485-2004

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

Grote Molen, Inc.

2. Description of the original document for which correction is being made:

Certificate of Designation

3. Filing date of the original document for which correction is being made: 12-21-2016

4. Description of the inaccuracy or defect:

Section 5(c) of the Certificate of Designation, captioned "Series A Preferred Conversion Price" incorrectly states that the conversion price for the Series A Preferred shall initially be the Original Issue Price of the Series A Preferred, which is $6.00. The section should provide that the conversion price for the Series A Preferred shall initially be $0.60.

5. Correction of the inaccuracy or defect:

Section 5(c) of the Certificate of Designation, as originally filed, is deleted in its entirety and the following is substituted therefor:

(c) Series A Preferred Conversion Price. The conversion price for the Series A Preferred shall initially be $0.60 (the "Series A Preferred Conversion Price"). Such initial Series A Preferred Conversion Price shall be adjusted from time to time in accordance with this Section 5. All references to the Series A Preferred Conversion Price herein shall mean the Series A Preferred Conversion Price as so adjusted.

6. Signature:

X [signature]
Authorized Signature

President
Title *

2-15-2017
Date

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.